File No. 333-41428


    As filed with the Securities & Exchange Commission on September 15, 2000

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
            ---------------------------------------------------------

                          AMENDMENT NO. 2 TO FORM SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

            ---------------------------------------------------------

                             SOLID MANAGEMENT CORP.
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of incorporation or organization)

                                   98-0204702
                    (I.R.S. Employer Classification Code No.)

                                      6770
                (Primary Standard Industrial Identification No.)

           ----------------------------------------------------------


                           2779 Lake City Way, Burnaby
                        British Columbia, Canada V5A 2Z6

(Address of principal place of business or intended principal place of business)

           ----------------------------------------------------------


                                  Andrea Carley

                             Solid Management Corp.

                           2779 Lake City Way, Burnaby
                        British Columbia, Canada V5A 2Z6
                            Telephone: (604)415-0444


            (Name, address and telephone number of agent for service)

            ---------------------------------------------------------
                                   Copies to:


                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                       Vancouver, British Columbia V6C 1T2
                                  (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------- ------------------------- -------------------------- ---------------------
TITLE OF EACH
CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER UNIT (1)        OFFERING PRICE             FEE
----------------------- ------------------- ------------------------- -------------------------- ---------------------

Common Stock,                300,000                 $1.00                    $300,000                  $79.20
Par value

$0.0001
----------------------- ------------------- ------------------------- -------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2.

ITEM NO.             REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
--------             -------------                                 ---------------------------------
1.                   Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                     Outside Front Cover of Prospectus

2.                   Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of
                     of Prospectus                                 Prospectus

3.                   Summary Information and Risk Factors          Prospectus Summary; Risk Factors

4.                   Use of Proceeds                               Use of Proceeds

5.                   Determination of Offering Price Risk          Prospectus Summary - Determination of
                     Factors; Plan of Distribution                 Offering Price

6.                   Dilution                                      Dilution

7.                   Selling Security Holders                      Not Applicable

8.                   Plan of Distribution                          Plan of Distribution

9.                   Legal Proceedings                             Legal Proceedings

10.                  Director, Executive Officer, Management and   Management
                     Promoters and Control Persons

11.                  Security Ownership of Certain Beneficial      Principal Shareholders
                     Owners and Management

12.                  Description of Securities                     Description of Securities

13.                  Interest of Named Experts and Counsel         Not Applicable

14.                  Disclosure of Commission Position on          Indemnification of Officers and Directors
                     Indemnification for Securities Act
                     Liabilities

15.                  Organization within Last Five Years           Management, Certain Transactions

16.                  Description of Business                       Business

17.                  Management's Discussion and Analysis or       Plan of Operation
                     Plan of Operation

18.                  Description of Property                       Description of Property

19.                  Certain Relationships and Related             Certain Transactions
                     Transactions

20.                  Market for Common Equity and Related          Prospectus Summary, Market for Our Common
                     Stockholder Matters                           Common Stock; Shares Eligible for Future Sales

21.                  Executive Compensation                        Executive Compensation

22.                  Financial Statements                          Financial Statements

23.                  Changes in and Disagreements with             Changes in and Disagreements with Accountants
                     Accountants on Accounting and Financial       on Accounting and Financial Disclosure
                     Disclosure
PART II

24.                  Indemnification of Directors and Officers     Indemnification of Directors and Officers

25.                  Other Expenses of Issuance and Distribution   Other Expenses of Issuance and Distribution

26.                  Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.                  Exhibits                                      Exhibits

28.                  Undertakings                                  Undertakings

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                 Subject To Completion, Dated September 15, 2000


                       INITIAL PUBLIC OFFERING PROSPECTUS

                             SOLID MANAGEMENT CORP.


                         300,000 SHARES OF COMMON STOCK

                                 $1.00 PER SHARE

Solid Management Corp. is a startup company organized in the State of Nevada to as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.


We are offering these shares through our president, Ms. Andrea Carley, without the use of a professional underwriter. We will not pay commissions on stock sales.


This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                              --------------------


This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 6.


                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                              Offering Information

                                                                  Per Share               Total

Initial public offering price                                       $1.00              $300,000.00
Underwriting discounts/commissions                                  $0.00                    $0.00
Estimated offering expenses                                         $0.00                    $0.00
Net offering proceeds to Solid Management Corp.                     $1.00              $300,000.00


Estimated offering expenses do not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $9,579.20. We will pay these expenses.


               The date of this Prospectus is September 15, 2000

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................4
LIMITED STATE REGISTRATION........................................................................................4
SUMMARY FINANCIAL INFORMATION.....................................................................................5
RISK FACTORS......................................................................................................7
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF OFFERING PROCEEDS AND SECURITIES................11
DILUTION.........................................................................................................13
USE OF PROCEEDS..................................................................................................14
CAPITALIZATION...................................................................................................15
DESCRIPTION OF BUSINESS..........................................................................................15
PLAN OF OPERATION................................................................................................17
DESCRIPTION OF PROPERTY..........................................................................................22
PRINCIPAL SHAREHOLDERS...........................................................................................22
MANAGEMENT.......................................................................................................23
EXECUTIVE COMPENSATION...........................................................................................25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................27
LEGAL PROCEEDINGS................................................................................................27
MARKET FOR OUR COMMON STOCK......................................................................................27
DESCRIPTION OF SECURITIES........................................................................................28
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................29
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................30
REPORTS TO STOCKHOLDERS..........................................................................................30
PLAN OF DISTRIBUTION.............................................................................................31
LEGAL MATTERS....................................................................................................32
EXPERTS..........................................................................................................32
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................32
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..............................32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.............................33
Balance, June 30, 2000...........................................................................................
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................34
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION......................................................................34
RECENT SALE OF UNREGISTERED SECURITIES...........................................................................34

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.


                             SOLID MANAGEMENT CORP.


We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at 2779 Lake City Way, Burnaby, British Columbia, V5A 2Z6. Our phone number is
(604)415-0444.


                                  The Offering
                                  ------------


Securities offered                                   300,000 shares of common stock, $0.0001 par value, being
                                                     offered at $1.00 per share.  (See "Description of Capital
                                                     Stock.")

Common stock outstanding prior to the offering       10,000,000 shares

Common stock to be outstanding after the offering    10,300,000 shares


                           LIMITED STATE REGISTRATION


Our common shares may not be sold by us or resold by you in the states of Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the fiscal year ended March 31, 2000 has been derived from our audited financial statements which are contained in this Prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this Prospectus.

                                INCOME STATEMENT

                                                                   Fiscal Year Ended
                                                                       March 31,
                                                      ---------------------------------------------
                                                              1999                   2000
                                                      ---------------------- ----------------------
Revenue                                                         $0                     $0
Expenses                                                        $0                $12,933
Net Income (loss)                                               $0               $(12,933)
Basic Earnings (loss) per share                                 $0                     $0
Weighted Average Number of Shares Outstanding              500,000                500,000

BALANCE SHEET (at end of period)
Total Assets                                                    $0                     $0
Total Liabilities                                               $0                     $0
Total Shareholders Equity (Net Assets)                          $0                    $50
Net Income per share on a fully diluted basis                   $0                     $(.01)

Expiration Date
---------------

This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days at our sole election.

Escrow
------


We will promptly deposit the proceeds of this offering into an escrow account with City National Bank, Beverly Hills, California ("escrow agent"). A certificate bearing the investor's name will be issued and delivered to the escrow agent for safekeeping.

After we enter into an acquisition agreement, and file a post-effective amendment, we will notify the escrow agent to release the proceeds to the shareholders, and the securities to our counsel, Foley & Lardner, San Francisco, California. Investors will receive a supplement to the prospectus indicating the amount of proceeds and securities released and the date of release.

Prescribed Acquisition Criteria
-------------------------------


Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $240,000 (80% of $300,000).


Post-Effective Amendment
------------------------

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and their business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the funds and securities can be released from escrow.

Reconfirmation Offering
-----------------------

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

         The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

         Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

         If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.


         The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $240,000 elect to reconfirm their investment.

         If a closed acquisition has not occurred by January 24, 2002, the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release Of Securities And Funds
-------------------------------

The funds will be released to us, and the securities will be released to you, only after:

The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

         We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

         The post-effective amendment has been declared effective.

         We  have   satisfied   all  of  the   prescribed   conditions   of  the
         reconfirmation offer.

         The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

Determination of Offering Price
-------------------------------

The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential

         Our limited financial resources

         The amount of equity desired to be retained by present shareholders

         The amount of dilution to the public

         The general condition of the securities markets

                                  RISK FACTORS

Our business is subject to numerous risk factors, including the following:

We Have No Operating History or Revenue and Only Minimal Assets. We have had no recent operating history nor any revenues or earnings from operations since its inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

You Will Not Have Access to Your Funds While They are Held in Escrow. If we are unable to locate an acquisition candidate meeting these acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate that represents 80% of the maximum offering proceeds.

We May Fail to Obtain a Sufficient Number of Investors to Reconfirm the Offering. A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, a sufficient number of investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. If so, none of the securities held in escrow will be issued and the funds will be returned to you on a proportionate basis without interest.


We Have Extremely Limited Capital. As of March 31, 2000, there were $0 assets and $0 in liabilities. There was $0 available in our treasury as of March 31, 2000. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $300,000.00, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.


Escrowed Securities Can Only Be Transferred Under Limited Circumstances. No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

The Nature of Our Operations are Highly Speculative. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We  are  in  a  Highly   Competitive   Market  for  Small   Number  of  Business
Opportunities. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us.

Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

We Have No Existing Agreement for a Business Combination or Other Transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

We Have No Established Criteria for a Target Company. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

Management Only Devotes a Limited Amount of Time to Seeking a Target Company. While seeking a business combination, management anticipates devoting no more than five hours per month. None of our officers have entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of its officers or directors.

We are Dependent on Current Management to Develop Our Business. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect the development of our business and its likelihood of continuing operations.

Our Officers and Directors May Participate in Business Ventures That Could be Deemed to Compete Directly With Us. Additional conflicts of interest and non-arms length transactions may also arise in the event our officers or directors are involved in the management of any firm with which we transact business. Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serves as officers, directors or partners, or in which they or their family members own or hold any direct or indirect ownership interest.

Our Officers and Directors may be Affiliated With Other "Blank Check" Companies That Were Formed Previously. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed blank check company. As a result, there may not be sufficient business opportunities to consummate a business combination.

Target Companies That Fail to Comply With SEC Reporting Requirements May Delay or Preclude Acquisition. Sections 13 and 15(d) of the `34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the `34 Act are applicable.

We Have Not Conducted Market Research and Have Not Engaged a Marketing Organization. We have neither conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions we contemplate. Moreover, we do not have, and do not plan to establish, a marketing organization. Even if demand is identified for a merger or acquisition, we cannot assure you that we will be successful in completing a business combination.

Our Proposed Operations Lack Diversification. Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with a business opportunity. Consequently, our activities may be limited to those engaged in by business opportunities that we merge with or acquire. Our inability to diversify its activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

We may be Subject to Further Government Regulation. Although we will be subject to the reporting requirements under the `34 Act, as amended, management believes we will not be subject to regulation under the `40 Act, as amended, since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the `40 Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the `40 Act and, consequently, violation of the Act could subject us to material adverse consequences.

If We Enter into a Business Combination With Foreign Concern, we will be Subject to Risks Inherent in Business Operations Outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

You Will Experience a Reduction of Your Percentage Share Ownership Following a Business Combination. Our primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management.


Even if we are successful in completing a merger or acquisition, we may not be successful in listing our shares on a public market. Until our shares are listed on a public market, you have no liquidity to sell your shares and you will not be able to obtain a return on your investment. If our shares are never listed on a public market, it may be impossible for you to recover the money you invested in our shares. The following states restrict the sale and resale of shares of blank check companies: Alaska, Arizona, Idaho, Illinois, Iowa, Kansas, Kentucky, Maryland, Massachusetts, Missouri, Nebraska, North Dakota, Pennsylvania, South Dakota, Tennessee, Utah, Vermont and Washington. You are unable to liquidate your investment by selling our shares in these states.


The Requirement of Audited Financial Statements May Disqualify Potential Business Opportunities. Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

        YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
                        OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. The Reconfirmation Offering shall be made as described under "Prospectus Summary; Reconfirmation Offering. " After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.


Accordingly, we have entered into an escrow agreement with City National Bank, Beverly Hills, California, which provides that:


         The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

                                    DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


As of March 31, 2000, our net tangible book value was $0 or $0.00 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 300,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of March 31, 2000, would have been $298,950 or $0.029 per share. This represents an immediate increase in net tangible book value of $0.029 per share to existing shareholders and an immediate dilution of $0.971 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                      $1.00
Net tangible book value per share before offering                    $0.00
Increase per share attributable to new investors                     $0.029

Dilution per share to new investors                                  $0.971


---------------------------------------- -------------------------------------- --------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
---------------------------------------- -------------------------------------- --------------------------------------

              10,000,000                                  $50                                   $0.00

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
           NUMBER OF SHARES                      TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
            AFTER OFFERING                        RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
---------------------------------------- -------------------------------------- --------------------------------------

              10,300,000                               $300,050                                $0.029

---------------------------------------- -------------------------------------- --------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

----------------------------- --------------------------------- -------------------------------- ----------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

New Investors                     300,000           2.9%             $300,000          99.97%         $1.00

----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

Existing Shareholders          10,000,000          97.1%                 $100           0.03%          $.0001

----------------------------- ---------------- ---------------- --------------- ---------------- ----------------

                                 USE OF PROCEEDS


The gross proceeds of this offering will be $300,000. Rule 419 permits 10% of the funds $(30,000) to be released from escrow to us prior to the reconfirmation of the offering. However, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $9,579.20.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $300,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.


                                                          Assuming Maximum Offering
                                                     Amount                      Percent
                                                     ------                      -------

Offering Expenses                                     $9,579.20                    3.19%
Working Capital                                       $290,423.80                 96.81%
Total                                                 $300,000                      100%


Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

If less than the maximum proceeds are raised, a greater portion of this accrued liability will have to be borne by the acquisition candidate as a condition of the merger. Management believes that this is in our best interest, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

All offering proceeds will be held in escrow pending a business combination. We will not request a release of 10% of these funds under Rule 419.


The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank.

                                 CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2000.


Stockholders' equity:
common stock, $.001 par value;
authorized 50,000,000 shares,
issued and outstanding
500,000 shares and 800,000

shares, pro-forma as adjusted                                                 0

Additional paid-in capital                                                    0

Deficit accumulated during the
development period                                                      (12,983)

Total stockholders equity                                                     0

Total Capitalization                                                          0

                             DESCRIPTION OF BUSINESS

Solid Management Corp. (referred to as "us," "we" or "our"), was incorporated on July 18, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose, described below under "Plan of Operation."

The proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock (within the meaning of section 3
(a)(51) of the Securities Exchange Act of 1934) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies. "Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

Lock-up Agreement
-----------------


Each of our shareholders has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, each shareholder has agreed to place their respective stock certificate with our legal counsel, Foley & Lardner, who will not release these respective certificates until they have confirmed that a merger or acquisition was successfully consummated. However, while management believes that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit any shareholder's ability to sell their respective securities before a closing.


Investment Company Act of 1940
------------------------------

Although we will be subject to regulation under the Securities Act of 1933, as amended (the "`33 Act"), and the Securities Exchange Act of 1934, as amended (the "`34 Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "`40 Act"), since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the `40 Act. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the `40 Act and, consequently, a violation of the Act could subject us to material adverse consequences.

Investment Advisors Act of 1940
-------------------------------

Under Section 202(a)(11) of the Investment Advisors Act of 1940, as amended, an "investment adviser" means any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. We seek to locate a suitable merger of acquisition candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

Forward Looking Statements
--------------------------

Because we desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), we caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the `33 Act, and Section 21E(b)(2)(D) of the `34 Act, the "safe harbor" provisions of the PSLRA do not apply to statements made in connection with our offering.

                                PLAN OF OPERATION

We intend to seek to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for its securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective under Section 12 of the `34 Act, we intend to contact investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

Depending upon the nature of the relevant business opportunity and the applicable state statutes governing how the transaction is structured, our Board of Directors expects that it will provide our shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a proxy or information statement, in addition to the post-effective amendment.

While any disclosure must include audited financial statements of the target entity, we cannot assure you that such audited financial statements will be available. As part of the negotiation process, the Board of Directors does intend to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction, with further assurances that an audited statement would be provided prior to execution of a merger or acquisition agreement. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

Due to our intent to remain a shell corporation until a merger or acquisition candidate is identified, it is anticipated that its cash requirements shall be minimal, and that all necessary capital, to the extent required, will be provided by the directors or officers. We do not anticipate that we will have to raise capital in the next twelve months. We also do not expect to acquire any plant or significant equipment.

We have not, and do not intend to enter into, any arrangement, agreement or understanding with non-management shareholders allowing non-management shareholders to directly or indirectly participate in or influence our management of the Company. Management currently holds 60.8% of our stock. As a result, management is in a position to elect a majority of the directors and to control our affairs.

We have no full time employees. Our President and Secretary have agreed to allocate a portion of their time to our activities, without compensation. These officers anticipate that our business plan can be implemented by their devoting approximately five (5) hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees.

Our officers and directors may become involved with other companies who have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" company they are affiliated with, they will disclose the opportunity to all the companies. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

General Business Plan
---------------------

Our purpose is to seek, investigate and, if investigation warrants, acquire an interest in business opportunities presented to it by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. See the financial statements at page F-1 of this prospectus. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

We have, and will continue to have, no capital to provide the owners of business opportunities with any significant cash or other assets. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSBs, 10-Q's or 10-QSBs, agreements and related reports and documents. The `34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by our officers and directors, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, management will consider:

         *        the available technical, financial and managerial resources;

         *        working capital and other financial requirements;

         *        history of operations, if any;

         *        prospects for the future;

         *        nature of present and expected competition;

         * the quality and experience of management services that may be available and the depth of that management;

         *        the   potential   for  further   research,   development,   or
                  exploration;

         * specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;

         *        the potential for growth or expansion;

         *        the potential for profit;

         * the perceived public recognition of acceptance of products, services, or trades;

         *        name identification; and

         *        other relevant factors.

Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their "due diligence" investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management, while probably not especially experienced in matters relating to our prospective new business, shall rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets. We have no contracts or agreements with any outside consultants and none are contemplated.

We will not restrict our search for any specific kind of firms, and may acquire a venture that is in its preliminary or development stage or is already operating. We cannot predict at this time the status of any business in which we may become engaged, because the business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. Furthermore, we do not intend to seek capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

We anticipate that we will incur nominal expenses in the implementation of its business plan. Because we has no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans, for a minimum of twelve months from the date of this registration statement. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. However, the only opportunity that management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has no agreements with us that would impede or prevent consummation of a proposed transaction. We cannot assure, however, that management will continue to provide capital indefinitely if a merger candidate cannot be found. If a merger candidate cannot be found in a reasonable period of time, management may be required reconsider its business strategy, which could result in our dissolution.

A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. If that occurs, management may be required to sell or transfer all or a portion of the Company's common stock held by them, or resign as members of the Board of Directors of the Company. The resulting change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Acquisition of Opportunities
----------------------------

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Furthermore, management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any and all sales will only be made in compliance with the securities laws of the United States and any applicable state.

While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our Company that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated previously, we will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the `34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB. If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition
-----------

We will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties.


We operate from our offices at 2779 Lake City Way, Burnaby, British Columbia, Canada. Space is provided to us on a rent free basis by Ms. Carley, our sole officer and director, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.


                             PRINCIPAL SHAREHOLDERS

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors, Officers                         Shares Beneficially Owned           Shares to be Beneficially Owned
And 5% Stockholders                             Prior to Offering                        After Offering

                                           Number             Percent              Number             Percent
                                           ------             -------              ------             -------

Devinder Randhawa                         3,040,000             30.4%            3,040,000              29.51%
Suite 104, 1456 St. Paul Street
Kelowna, British Columbia

Canada V1Y 2E6


Bob Hemmerling                            3,040,0000            30.4%            3,040,000              29.51%

Suite 104, 1456 St. Paul Street
Kelowna, B.C.
Canada VIY 2E6


All directors and officers as a           6,080,000             60.8             6,080,000              59.03%
group (2 persons)


All stock shown above are Common Stock. The balance of the Company's outstanding Common stock are held by 8 persons. On September 6, 2000, we forward split our 500,000 issued common shares on a 1 for 20 basis such that our issued share capital increased to 10,000,000 common shares.


                                   MANAGEMENT


Our director and officer is as follows:


Name                                  Age        Position
----                                  ---        --------

Andrea Carley                          30        President, C.F.O., Secretary, Treasurer,
                                                 Director


The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Andrea Carley,  President,  Chief Financial  Officer,  Secretary,  Treasurer and
Director, was appointed to her positions with the Company on March 30, 2000. Prior to joining the Company, Ms. Carley was employed full time managing her investment portfolio.


Prior "Blank Check" Experience
------------------------------


Ms. Carley has no prior experience as an officer or director of a blank check company.



Conflicts of Interest
---------------------

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION

None of our officers and/or directors have received any compensation for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.

It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten (10%) percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price
------------

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Escrow
------

The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently ten holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Assuming our officer, director, current shareholders and any of their affiliates or associates purchase 80% of the shares in this offering, although this is not their current intention, current Shareholders will own 94.29% of the outstanding shares upon completion of the offering.

Holders
-------


There are ten (10) holders of our common stock. In July 1997, we issued 500,000 of common stock for services in formation and organization valued at $.0001 per share ($50.00). On September 6, 2000, we forward split our common stock on a 1 for 20 basis increasing our issued share capital to 10,000,000 common shares. All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.


As of the date of this report, all of our common stock are eligible for sale under Rule 144 promulgated under the `33 Act, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person (or persons whose shares are aggregated), who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate.

Penny Stock Regulation
----------------------

For transactions covered by Rule 15g-9 under the `34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
(ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more or
(iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities.

Dividends
---------

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent
--------------


Our transfer agent is The Nevada Agency and Trust Company of Suite 880, Bank of America Plaza, 50 West Liberty Street, Reno, Nevada, 89501.


Late Filings
------------

Our quarterly report on Form 10-QSB for the period ending September 30, 1999 was filed on November 17, 1999, 4 days late. A notice of late filing was filed with the Commission on November 17, 1999, 2 days after the due date. We experienced a delay in obtaining the information we required to complete the report.

Our annual report on Form 10-KSB for the period ending March 31, 2000 was filed on July 14, 2000, 14 days late. A notice of late filing was filed with the commission on June 30, 2000. We experienced a delay in obtaining the information we required to complete the report.

                            DESCRIPTION OF SECURITIES


Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 10,000,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock
------------

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor. We have no intention to issue additional shares of stock.


There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 10,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered are sold, the holders of the restricted securities may each sell a portion of their shares during any three (3) month period after September 15, 2000. We are offering 300,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.971 per share.


                        SHARES ELIGIBLE FOR FUTURE RESALE

There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.


Upon completion of this offering, we will have 10,300,000 shares outstanding. The 300,000 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Solid Management Corp., as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

The remaining 10,000,000 shares of common stock outstanding upon completion of this Offering, which are held of record by stockholders prior to this Offering are "restricted securities" and may not be sold in a public distribution except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144. In general, under Rule 144 as in effect at the closing of this offering, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner who is not an affiliate of Solid Management Corp.) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (103,000 shares immediately after this offering) or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about Solid Management Corp.. Under Rule 144(k), a person who is not deemed to have been an affiliate of Solid Management Corp. at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate of Solid Management Corp.) is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


A substantial number of shares currently restricted from resale under Rule 144 will become freely tradeable 90 days after this offering. We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for the common stock, the personal circumstances of the sellers and other factors. Sales of substantial amounts of shares in the public market could adversely affect prevailing market prices and could impair our future ability to raise capital through an offering of its equity securities.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on August 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS


We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on March 31.

                              PLAN OF DISTRIBUTION


We offer the right to purchase 300,000 shares at $1.00 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.


We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

He is not  subject to a  statutory  disqualification  as that term is defined in
Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

He will restrict his participation to the following activities:

         A.       Preparing  any  written   communication   or  delivering   any
                  communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

         C. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Arbitrary Determination of Offering Price
-----------------------------------------

The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

         A.       The lack of operating history;

         B.       The proceeds to be raised by the offering;

         C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

         D.       The current market conditions in the over-the-counter market

Method of Subscribing

Persons may subscribe by filling in and signing the share purchase agreement and delivering it, prior to the expiration date, to us. The purchase price of $1.00 per share must be paid by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                  LEGAL MATTERS


The validity of the shares offered under this prospectus is being passed upon for us by Foley & Lardner of San Francisco, California.


                                     EXPERTS


Our financial statements as of the period ended March 31, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Davidson and Company, Chartered Accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.


                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, set forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See
Exhibit 3.1 hereto.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is therefore unenforceable.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-26931) on January 24, 2000.

On June 19, 2000, the Registrant's directors resolved to change our accountant from Cordovano & Harvey, P.C. (the "Former Accountant") to Davidson & Company, Chartered Accountants. This resolution of our board of directors constitutes a dismissal of the Former Accountant, however, we were in no way dissatisfied with the professionalism or accounting work of the Former Accountant. The decision to change our accountant was approved by the board of directors. There were no disagreements with the Former Accountant whether or not resolved on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the Former Accountant's satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its report. We filed a Form 8-K with the Commission (File No. 000-26931) on June 21, 2000.

                              Financial Statements


The following financial statements for the year ended March 31, 2000 are attached to this report and filed as a part of this Registration Statement and reference is made to the financial statements for the three month period ended June 30, 2000 filed with the SEC on Form 10QSB on August 10, 2000 and filed as a part of this Registration Statement.


Independent Auditor's Report..........................................................................F-2

Balance Sheet as of March 31, 2000....................................................................F-3

Statement of Operations as of March 31, 2000..........................................................F-4

Statement of Cash Flows as of March 31, 2000..........................................................F-5

Statement of Changes in Shareholders' Equity as of March 31, 2000.....................................F-6

Notes to Financial Statements as of March 31, 2000...............................................F-7, F-9

                             SOLID MANAGEMENT CORP.
                          (A Development Stage Company)

                              Financial Statements

                                 MARCH 31, 2000

                        DAVIDSON & COMPANY [Letterhead]


                          INDEPENDENT AUDITORS' REPORT


To the Directors and Stockholders of
Solid Management Corporation
 (A Development Stage Company)


We have audited the accompanying balance sheet of Solid Management Corporation (A Development Stage Company) as at March 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period from inception on July 18, 1997 to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that Solid Management Corporation (A Development Stage Company) will continue as a going concern. The Company is in the development stage and does not have the necessary working capital for its planned activity which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements present fairly, in all material respects, the financial position of Solid Management Corporation (A Development Stage Company) as at March 31, 2000 and the results of its operations and its cash flows for the year then ended and for the period from inception on July 18, 1997 to March 31, 2000 in conformity with generally accepted accounting principles in the United States of America.

The audited financial statements as at March 31, 1999 and for the year then ended were examined by other auditors who expressed an opinion without reservation on those statements in their report dated June 22, 1999.


                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

June 23, 2000
                          A Member of SC INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
BALANCE SHEET
AS AT MARCH 31

============================================================================================== =============== ================

                                                                                                         2000            1999
---------------------------------------------------------------------------------------------- --------------- ----------------
ASSETS                                                                                         $           --  $           --
============================================================================================== =============== ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Accounts payable and accrued liabilities                                                   $           --  $           --
                                                                                               --------------  --------------

STOCKHOLDERS' EQUITY
    Capital stock (Note 4)
       Authorized
             100,000,000  common shares with a par value of $0.0001
       Issued and outstanding
         March 31, 2000 - 500,000 common shares
         March 31, 1999 - 500,000 common shares                                                $           50  $           50

    Additional paid in capital                                                                         12,933              --
    Deficit accumulated during the development stage                                                  (12,983)            (50)
                                                                                               --------------  --------------

Total liabilities and stockholders' equity                                                     $           --  $           --
============================================================================================== =============== ================


On Behalf of the Board of Directors:


/s/ Andrea Carley
Andrea Carley, Sole Director


   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS

========================================================================== ================= ================ =================
                                                                                 Cumulative
                                                                                    Amounts
                                                                             From Inception
                                                                                         on
                                                                                   July 18,
                                                                                       1997
                                                                                         to       Year Ended        Year Ended
                                                                                  March 31,        March 31,         March 31,
                                                                                       2000             2000              1999
-------------------------------------------------------------------------- ----------------- ---------------- -----------------
EXPENSES
    Office and miscellaneous                                               $         4,542   $         4,492  $           --
    Professional fees                                                                8,441             8,441              --
                                                                           ---------------   ---------------  --------------

LOSS FOR THE YEAR                                                          $        12,983   $        12,933  $           --
========================================================================== ================= ================ =================

BASIC AND DILUTED LOSS PER SHARE                                                             $         (0.01) $         (0.00)
========================================================================== ================= ================ =================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                        500,000          500,000
========================================================================== ================= ================ =================


   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

========================================================================== ================= ================ =================
                                                                                 Cumulative
                                                                                    Amounts
                                                                             From Inception
                                                                                         on
                                                                                   July 18,
                                                                                       1997
                                                                                         to       Year Ended        Year Ended
                                                                                  March 31,        March 31,         March 31,
                                                                                       2000             2000              1999
-------------------------------------------------------------------------- ----------------- ---------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the year                                                      $       (12,983)  $       (12,933) $           --
    Stock issued for services                                                           50                --              --
                                                                           ---------------   ---------------  --------------

    Net cash used in operating activities                                          (12,933)          (12,933)             --
                                                                           ---------------   ---------------  --------------


CASH FLOWS FROM INVESTING ACTIVITIES
  Net cash used in investing activities                                                 --                --              --
                                                                           ---------------   ---------------  --------------


CASH FLOWS FROM FINANCING ACTIVITIES
  Shareholder capital contribution                                                  12,933            12,933              --
                                                                           ---------------   ---------------  --------------

  Net cash provided by financing activities                                         12,933            12,933              --
                                                                           ---------------   ---------------  --------------


CHANGE IN CASH POSITION DURING THE YEAR                                                 --                --              --


CASH POSITION, BEGINNING OF THE YEAR                                                    --                --              --
                                                                           ---------------   ---------------  --------------


CASH POSITION, END OF THE YEAR                                             $            --   $            --  $           --
========================================================================== ================= ================ =================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
  Cash paid for income taxes                                               $            --   $            --  $            --
  Cash paid for interest                                                   $            --   $            --  $            --
========================================================================== ================= ================ =================


SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING, INVESTING,
  AND FINANCING ACTIVITIES:
  Common shares issued for services                                        $            50   $            --  $            --
========================================================================== ================= ================ =================


   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

========================================= ================================= =============== ================ ================
                                                                                                    Deficit
                                                                                                Accumulated
                                                                                                     During
                                                    Common Stock                Additional              the            Total
                                          ---------------------------------        Paid in      Development    Stockholders'
                                                   Shares           Amount         Capital            Stage           Equity
----------------------------------------- ---------------- ---------------- --------------- ---------------- ----------------
BALANCE, JULY 18, 1997                                --   $           --   $           --  $           --   $           --

    Capital stock issued for services            500,000               50               --              --               50

    Loss for the period                               --               --               --             (50)             (50)
                                          --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 1998                          500,000               50               --             (50)              --

    Loss for the year                                 --               --               --              --               --
                                          --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 1999                          500,000               50               --             (50)              --

    Shareholder capital contribution                  --               --           12,933              --           12,933

    Loss for the year                                 --               --               --         (12,933)         (12,933)
                                          --------------   --------------   --------------  --------------   --------------

BALANCE, MARCH 31, 2000                          500,000   $           50   $       12,933  $      (12,983)  $           --
========================================= ================ ================ =============== ================ ================


   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

--------------------------------------------------------------------------------

1.       ORGANIZATION OF THE COMPANY

         Solid Management Corporation ("the Company") was incorporated on July 18, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

         The Company entered the development stage in accordance with Statement of Financial Accounting Standards No. 7 on July 18, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquire a privately owned corporation.

2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, revenues from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         ========================================================================= =============== ================
                                                                                             2000            1999
         ------------------------------------------------------------------------- --------------- ----------------
         Deficit accumulated during the development stage                          $      (12,983) $          (50)
         ========================================================================= =============== ================

3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

         BASIC LOSS PER SHARE

         Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Due to the Company's simple capital structure, with only common stock outstanding, only basic loss per share is presented. Basic loss per share is computed by dividing losses available to common shareholders by the weighted average number of common shares outstanding during the year.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

--------------------------------------------------------------------------------

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of March 31, 2000.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

4.       CAPITAL STOCK

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to share pro-rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

         On July 18, 1997, the Company issued 500,000 shares of common stock for services at a deemed value of $50.

5.       INCOME TAXES

         The Company's total deferred tax asset at March 31 is as follows:

        ========================================================================= ============== ===============
                                                                                           2000           1999
        ------------------------------------------------------------------------- -------------- ---------------
        Tax benefit of net operating loss carryforward                            $       1,947  $         --
        Valuation allowance                                                              (1,947)           --
                                                                                  -------------  ------------

                                                                                  $          --  $         --
        ========================================================================= ============== ===============

        The Company has a net operating loss carryforward of approximately $12,983, which if not used, will expire between the years 2019 and 2020. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2000

--------------------------------------------------------------------------------

6.      RELATED PARTY TRANSACTIONS

        The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the year ended March 31, 2000, the Company incurred professional fees of $8,441 and office and miscellaneous expense of $4,492. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

                          SOLID MANAGEMENT CORPORATION
                          (A Development Stage Company)


                              FINANCIAL STATEMENTS
                                   (Unaudited)


                                  JUNE 30, 2000

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)



============================================================================================== =============== ================
                                                                                                                     (Audited)
                                                                                                     June 30,        March 31,
                                                                                                         2000             2000
---------------------------------------------------------------------------------------------- --------------- ----------------
ASSETS                                                                                         $           --  $            --
============================================================================================== =============== ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT
    Accounts payable and accrued liabilities                                                   $        2,250  $           --
                                                                                               --------------  --------------

STOCKHOLDERS' EQUITY
    Capital stock (Note 4)
       Authorized
             100,000,000  common shares with a par value of $0.0001

       Issued and outstanding
                 500,000  common shares                                                                    50               50
                                                                                               --------------  --------------

    Additional paid in capital                                                                         13,474           12,933
                                                                                               --------------  --------------
    Deficit accumulated during the development stage                                                  (15,774)         (12,983)
                                                                                               --------------  ---------------

                                                                                                       (2,250)              --
                                                                                               --------------  ---------------

Total liabilities and stockholders' equity                                                     $           --  $            --
============================================================================================== =============== ================




   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)



========================================================================== ================= ================ =================
                                                                                 Cumulative
                                                                                    Amounts
                                                                            From Inception
                                                                                         on
                                                                                   July 18,
                                                                                       1997      Three Month       Three Month
                                                                                         to     Period Ended      Period Ended
                                                                                   June 30,         June 30,          June 30,
                                                                                       2000             2000              1999
-------------------------------------------------------------------------- ----------------- ---------------- -----------------
EXPENSES
    Office and miscellaneous                                               $         4,598   $            56  $            --
    Professional fees                                                               11,176             2,735            3,563
                                                                           ---------------   ---------------  ---------------

LOSS FOR THE PERIOD                                                        $        15,774   $         2,791  $         3,563
========================================================================== ================= ================ =================

BASIC AND DILUTED LOSS PER SHARE                                                             $         (0.01) $         (0.01)
========================================================================== ================= ================ =================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                        500,000          500,000
========================================================================== ================= ================ =================




   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

========================================================================== ================= ================ =================
                                                                                 Cumulative
                                                                                    Amounts
                                                                            From Inception
                                                                                         on
                                                                                   July 18,
                                                                                       1997      Three Month       Three Month
                                                                                         to     Period Ended      Period Ended
                                                                                   June 30,         June 30,          June 30,
                                                                                       2000             2000              1999
-------------------------------------------------------------------------- ----------------- ---------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                    $       (15,774)  $        (2,791) $        (3,563)
    Items not affecting cash:
       Stock issued for services                                                        50                --               --
       Expenses paid by related entity on behalf of Company                             --                --            2,071
       Increase in accounts payable                                                  2,250             2,250            1,492
                                                                           ---------------   ---------------  ---------------

     Net cash used in operating activities                                         (13,474)             (541)              --
                                                                           ---------------   ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net cash used in investing activities                                              --                --               --
                                                                           ---------------   ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Shareholder capital contribution                                               13,474               541               --
                                                                           ---------------   ---------------  ---------------

     Net cash provided by financing activities                                      13,474               541               --
                                                                           ---------------   ---------------  ---------------

CHANGE IN CASH POSITION DURING THE PERIOD                                               --                --               --


CASH POSITION, BEGINNING OF THE PERIOD                                                  --                --               --
                                                                           ---------------   ---------------  ---------------


CASH POSITION, END OF THE PERIOD                                           $            --   $            --  $            --
========================================================================== ================= ================ =================

SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
     Cash paid for income taxes                                            $            --   $            --  $            --
     Cash paid for interest                                                $            --   $            --  $            --
========================================================================== ================= ================ =================

SUPPLEMENTAL DISCLOSURE OF NON-CASH OPERATING, INVESTING,
     AND FINANCING ACTIVITIES:
     Common shares issued for services                                     $            50   $            --  $            --
     Expenses paid by related entity on behalf of Company                            2,071                --            2,071
========================================================================== ================= ================ =================



   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)



========================================== ================================ ================ =============== ================
                                                                                                    Deficit
                                                                                                Accumulated
                                                                                                     During
                                                    Common Stock                 Additional             the            Total
                                           --------------------------------         Paid in     Development    Stockholders'
                                                   Shares           Amount          Capital           Stage           Equity
------------------------------------------ --------------- ---------------- ---------------- --------------- ----------------
BALANCE, JULY 18, 1997                                 --  $           --   $           --   $           --  $           --

    Capital stock issued for services             500,000              50               --               --              50

    Loss for the period                                --              --               --              (50)            (50)
                                           --------------  --------------   --------------   --------------  --------------

BALANCE, MARCH 31, 1998                           500,000              50               --              (50)             --

    Loss for the period                                --              --               --               --              --
                                           --------------  --------------   --------------   --------------  --------------

BALANCE, MARCH 31, 1999                           500,000              50               --              (50)             --

    Shareholder capital contribution                   --              --           12,933               --          12,933

    Loss for the period                                --              --               --          (12,933)        (12,933)
                                           --------------  --------------   --------------   --------------  --------------

BALANCE, MARCH 31, 2000                           500,000              50           12,933          (12,983)             --

    Shareholder capital contribution                   --              --              541               --             541

    Loss for the period                                --              --               --           (2,791)         (2,791)
                                           --------------  --------------   --------------   --------------  --------------

         BALANCE, JUNE 30, 2000                   500,000  $           50   $       13,474   $      (15,774) $       (2,250)
========================================== =============== ================ ================ =============== ================




   The accompanying notes are an integral part of these financial statements.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000

--------------------------------------------------------------------------------

1.       ORGANIZATION OF THE COMPANY

         Solid Management Corporation ("the Company") was incorporated on July 18, 1997 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada.

         The Company entered the development stage in accordance with Statement of Financial Accounting Standards No. 7 on July 18, 1997. Its purpose is to evaluate, structure and complete a merger with, or acquire a privately owned corporation.

         The Company is a "Blank Check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange commission.

         In the opinion of management, the accompanying financial statements contain all adjustments necessary (consisting only of normal recurring accruals) to present fairly the financial information contained therein. These statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the audited financial statements of the Company for the year ended March 31, 2000. The results of operations for the period ended June 30, 2000 are not necessarily indicative of the results to be expected for the year ending March 31, 2001.

2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, revenues from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         ======================================================================== =============== ================
                                                                                                       (Audited)
                                                                                        June 30,       March 31,
                                                                                            2000            2000
         ------------------------------------------------------------------------ --------------- ----------------
         Deficit accumulated during the development stage                         $      (15,774) $      (12,983)
         ======================================================================== =============== ================

3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000

--------------------------------------------------------------------------------

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         BASIC LOSS PER SHARE

         Earnings per share are provided in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed by dividing losses available to common shareholders by the weighted average number of common shares outstanding during the year.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of June 30, 2000.

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

4.       CAPITAL STOCK

         The Company's authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no pre-emptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Holders of the common stock are entitled to share pro-rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000

--------------------------------------------------------------------------------

4.       CAPITAL STOCK

         On July 18, 1997, the Company issued 500,000 shares of common stock for services at a deemed value of $50.

         Proposed public offering of common stock

         The Company is preparing to commence with a "Blank Check" offering subject to Rule 419 of the Securities Act of 1933, as amended, for 200,000 common shares to be sold at a price of $1.00 per share.

         Rule 419 requirements

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and deal allowances issued, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not
         reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

5.       INCOME TAXES

        The Company's total deferred tax asset at June 30 is as follows:

        =========================================================================== =============== ==============
                                                                                             2000            1999
        --------------------------------------------------------------------------- --------------- --------------
        Tax benefit of net operating loss carryforward                              $       2,366   $         534
        Valuation allowance                                                                (2,366)           (534)
                                                                                    -------------   -------------
                                                                                    $          --   $          --
        =========================================================================== =============== ==============

        The Company has a net operating loss carryforward of approximately $15,774, which if not used, will expire between the years 2019 and 2020. The Company has provided a full valuation allowance on the deferred tax asset because of the uncertainty regarding realizability.

SOLID MANAGEMENT CORPORATION
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Unaudited)
JUNE 30, 2000

--------------------------------------------------------------------------------

6.      RELATED PARTY TRANSACTIONS

        The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the period ended June 30, 2000, the Company incurred professional fees of $2,735 and office and miscellaneous expense of $56. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

================================================================================


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this Prospectus or of any sale of our common stock. In this prospectus, the words "we," "us" and "our" refer to Solid Management Corp. (unless the context indicates otherwise).


                     TABLE OF CONTENTS


PROSPECTUS SUMMARY..................................3
LIMITED STATE REGISTRATION..........................3
SUMMARY FINANCIAL INFORMATION.......................3
RISK FACTORS........................................7
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419..........................11

DILUTION...........................................13
USE OF PROCEEDS....................................14
CAPITALIZATION.....................................15

DESCRIPTION OF BUSINESS............................15
PLAN OF OPERATION..................................17
DESCRIPTION OF PROPERTY............................22
PRINCIPAL SHAREHOLDERS.............................22
MANAGEMENT.........................................23
EXECUTIVE COMPENSATION.............................25
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS...............................26
LEGAL PROCEEDINGS..................................26
MARKET FOR OUR COMMON STOCK........................26
DESCRIPTION OF SECURITIES..........................28
SHARES ELIGIBLE FOR FUTURE
RESALE.............................................29
WHERE CAN YOU FIND MORE
INFORMATION........................................30
REPORTS TO STOCKHOLDERS............................30
PLAN OF DISTRIBUTION...............................31
LEGAL MATTERS......................................32
EXPERTS............................................32
INDEMNIFICATION OF OFFICERS
AND DIRECTORS......................................32
CHANGES IN AND DISAGREEMENTS

WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE...........................33
FINANCIAL STATEMENTS..............................F-1



================================================================================

200,000 Shares
 common stock


    SOLID MANAGEMENT CORP.

------------------------------

          PROSPECTUS

------------------------------


     ______________, 2000

================================================================================

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The  information   required  by  this  Item  is  incorporated  by  reference  to
"Indemnification of Officers and Directors" in the Prospectus.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


Securities and Exchange Commission filing fee                       $79.20
Blue Sky filing fees                                                500.00
Legal fees and expenses                                           6,000.00
Printing                                                          1,500.00
Marketing expenses                                                1,000.00
Miscellaneous                                                       500.00

Total                                                            $9,579.20
                                                                 =========


We will bear all expenses shown above.

                     RECENT SALE OF UNREGISTERED SECURITIES

On July 18, 1997, the Company issued 500,000 shares of common stock to Devinder Randhawa, for $50. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500,000 shares of common stock to Mr. Randhawa. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the `33 Act, as amended. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the `33 Act.


On July 18, 1997,  Mr.  Randhawa  gifted  152,000  shares of common stock to Bob
Hemmerling, President of the Company, and 196,000 shares of common stock to eight other shareholders for a total of 348,000 shares of common stock. The shares were gifted to increase the number of shareholders. Mr. Randhawa relied on exemption provided by Section 4(1) of the Securities Act of 1933, as amended, for the transfer of the 348,000 shares. On September 6, 2000, we forward split our shares on a 1 for 20 basis resulting in our issued share capital increasing to 10,000,000 common shares. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the Act.

As of the date of this report, all of the issued and outstanding shares of the Company's common stock are eligible for sale under Rule 144 promulgated under the `33 Act, as amended, subject to certain limitations included in said Rule.


However, all of the shareholders of the Company have executed and delivered a "lock-up" letter agreement which provides that each such shareholder shall not sell their respective securities until such time as the Company has successfully consummated a merger or acquisition. Further, each shareholder has placed their respective stock certificate with the Company's legal counsel, Foley & Lardner, who has agreed not to release any of the certificates until the Company has closed a merger or acquisition. Any liquidation by the current shareholders after the release from the "lock-up" selling limitation period may have a depressive effect upon the trading prices of the Company's securities in any future market that may develop.


In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Item 27-Exhibits

3.1*          Articles of Incorporation

3.2*          Amendment to Articles of Incorporation

3.3*          Bylaws

4.1*          Specimen Informational Statement

4.1.1*        Form of Lock-up Agreement Executed by the Company's Shareholders

4.1.2***      Share Purchase Agreement

5.1*** Opinion of Evers & Hendrickson LLP with respect to the legality of the shares being registered


23.1***       Consent of Davidson & Company, C.A.

23.2***       Consent of Evers & Hendrickson LLP (included in Exhibit 5.1)

27.1***       Financial Data Schedule

99.1          Escrow Instructions


* Incorporated by reference to Form 10-SB, file no. 000-27233 filed August 4, 1999.

***      Previously filed.

Item 28 -- Undertakings

We undertake that we will:

         1)       File,   during   any  period  in  which  it  offers  or  sells
                  securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;



                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Canada, on September 15, 2000.


                                            Solid Management Corp.



                                            /s/Andrea Carley
                                            Andrea Carley, President
                                            Chief Financial Officer and Director



Signature                        Title                                          Date
---------                        -----                                          ----

/s/ Andrea Carley                President, Chief Financial Officer             September 15, 2000
Andrea Carley                    and Director
